As filed with the Securities and Exchange Commission on November 12, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Flextronics International Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	Not Applicable
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

36 Robinson Road #18-01, City House, Singapore 068877
(Address of Principal Executive Offices)

Registrant’s 1997 Employee Share Purchase Plan
(Full Title of the Plan)

Michael E. Marks
Chief Executive Officer
Flextronics International Ltd.
36 Robinson Road #18-01
City House, Singapore 068877
(65) 6299-8888
(Name, Address and Telephone Number of Agent For Service)

Copies to:

Timothy Stewart, Esq.	David K. Michaels, Esq.
Flextronics International Ltd.	Cynthia Garabedian McAdam, Esq.
c/o Flextronics International USA, Inc.	Fenwick & West LLP
2090 Fortune Drive	Mountain View, CA 94041
San Jose, CA 95131

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed
Securities	to be	Offering Price	Maximum Aggregate	Amount of
to be Registered	Registered	Per Share	Offering Price	Registration Fee

Ordinary Shares, S$0.01 par value	1,000,000 (1)	$12.10 (2)	$12,100,000	$978.89

(1)	Pursuant to Rule 429 promulgated under the Securities Act, the prospectus relating to this Registration Statement also relates to the shares registered under the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on December 15, 1997 (Registration No. 333-42255), January 21, 2000 (Registration No. 333-95189), February 16, 2001 (Registration No. 333-55850) and November 20, 2002 (Registration No. 333-101327). A total of 3,400,000 shares issuable under the 1997 Employee Share Purchase Plan have previously been registered under the Securities Act.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon $14.235, the average of the high and low sales prices reported on the Nasdaq National Market on November 5, 2003. This amount has been multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Registrant’s 1997 Employee Share Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
ITEM 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.02
EXHIBIT 5.01
EXHIBIT 15.01
EXHIBIT 23.02

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

     This registration statement on Form S-8 registers an aggregate of 1,000,000 additional ordinary shares, par value S$0.01 each, reserved for issuance upon exercise of share options granted under the Registrant’s 1997 Employee Share Purchase Plan, pursuant to the terms of such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on December 15, 1997 (Registration No. 333-42255), January 21, 2000 (Registration No. 333-95189), February 16, 2001 (Registration No. 333-55850) and November 20, 2002 (Registration No. 333-101327).

ITEM 8. EXHIBITS

		Incorporated By Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1

4.02	Registrant’s 1997 Employee Share Purchase Plan.					X

4.03	Indenture dated as of October 15, 1997 between Registrant and State Street Bank and Trust Company of California, N.A., as trustee.	8-K	000-23354	10-22-97	10.1

4.04	U.S. Dollar Indenture dated June 29, 2000 between the Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee.	10-Q	000-23354	08-14-00	4.1

4.05	Euro Indenture dated as of June 29, 2000 between Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee.	10-Q	000-23354	08-14-00	4.2

4.06	Credit Agreement dated as of March 8, 2002 among Flextronics International Ltd., the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, ABN AMRO Bank N.V. and Fleet National Bank, as co-lead arrangers, Deutsche Banc Alex. Brown Inc., Bank of America, N.A., Citicorp USA, Inc. and Fleet National Bank, as co-syndication agents, The Bank of Nova Scotia, as senior managing agent, BNP Paribas and Credit Suisse First Boston, as managing agents, and Fleet National Bank, as the issuer of letters of credit (the “FIL Credit Agreement”).*	10-K	000-23354	05-03-02	4.04

4.07	Credit Agreement dated as of March 8, 2002 among Flextronics International USA, Inc., the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, ABN AMRO Bank N.V. and Fleet National Bank, as co-lead arrangers, Deutsche Banc Alex. Brown Inc., Bank of America, N.A., Citicorp USA, Inc. and Fleet National Bank, as co-syndication agents, The Bank of Nova Scotia, as senior managing agent, BNP Paribas and Credit Suisse First Boston, as managing agents, and Fleet National Bank, as the issuer of letters of credit (the “FIUI Credit Agreement”).*	10-K	000-23354	05-03-02	4.05

4.08	Amendment No. 1 to the FIL Credit Agreement dated as of March 7, 2003.*	10-K	000-23354	06-06-03	4.08

4.09	Amendment No. 1 to the FIUI Credit Agreement dated as of March 7, 2003.*	10-K	000-23354	06-06-03	4.09

4.10	Indenture dated as of May 8, 2003 between Registrant and J.P. Morgan Trust Company, National Association, as trustee.	10-K	000-23354	06-06-03	4.04

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Incorporated By Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

4.11	Indenture dated as of August 5, 2003 between Registrant and J.P. Morgan Trust Company, National Association, as trustee.	10-Q	000-23354	08-11-03	4.01

4.12	Amendment No. 2 to the FIL Credit Agreement dated as of September 2,, 2003.*	10-Q	000-23354	11-10-03	4.01

4.13	Amendment No. 2 to the FIUI Credit Agreement dated as of September 2, 2003.*	10-Q	000-23354	11-10-03	4.02

5.01	Opinion of Allen & Gledhill with respect to the ordinary shares being registered.					X

15.01	Letter in lieu of consent from Deloitte & Touche LLP, dated November 6, 2003, regarding unaudited interim financial information.					X

23.01	Consent of Allen & Gledhill (included in Exhibit 5.01).					X

23.02	Consent of Deloitte & Touche LLP.					X

24.01	Power of Attorney (see page 3).					X

*	Certain schedules have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 12th day of November, 2003.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ Michael E. Marks

Michael E. Marks
Chief Executive Officer and
Authorized U.S. Representative

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Michael E. Marks, Robert R.B. Dykes and Thomas J. Smach and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including any and all amendments, including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael E. Marks Michael E. Marks	Chief Executive Officer and Director (principal executive officer)	November 12, 2003

/s/ Robert R.B. Dykes Robert R.B. Dykes	President, Systems Group and Chief Financial Officer (principal financial officer)	November 12, 2003

/s/ Thomas J. Smach	Senior Vice President, Finance (principal accounting officer)	November 12, 2003
Thomas J. Smach

/s/ Richard L. Sharp Richard L. Sharp	Chairman of the Board	November 12, 2003

/s/ Michael J. Moritz Michael J. Moritz	Director	November 12, 2003

Patrick Foley	Director	November , 2003

/s/ James A. Davidson James A. Davidson	Director	November 12, 2003

Lip-Bu Tan	Director	November , 2003

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EXHIBIT INDEX

			Incorporated By Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1

4.02	Registrant’s 1997 Employee Share Purchase Plan.	S-8	333-101327	11-20-02	4.02

4.03	Indenture dated as of October 15, 1997 between Registrant and State Street Bank and Trust Company of California, N.A., as trustee.	8-K	000-23354	10-22-97	10.1

4.04	U.S. Dollar Indenture dated June 29, 2000 between the Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee.	10-Q	000-23354	08-14-00	4.1

4.05	Euro Indenture dated as of June 29, 2000 between Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee.	10-Q	000-23354	08-14-00	4.2

4.06	Credit Agreement dated as of March 8, 2002 among Flextronics International Ltd., the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, ABN AMRO Bank N.V. and Fleet National Bank, as co-lead arrangers, Deutsche Banc Alex. Brown Inc., Bank of America, N.A., Citicorp USA, Inc. and Fleet National Bank, as co-syndication agents, The Bank of Nova Scotia, as senior managing agent, BNP Paribas and Credit Suisse First Boston, as managing agents, and Fleet National Bank, as the issuer of letters of credit (the “FIL Credit Agreement”).*	10-K	000-23354	05-03-02	4.04

4.07	Credit Agreement dated as of March 8, 2002 among Flextronics International USA, Inc., the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, ABN AMRO Bank N.V. and Fleet National Bank, as co-lead arrangers, Deutsche Banc Alex. Brown Inc., Bank of America, N.A., Citicorp USA, Inc. and Fleet National Bank, as co-syndication agents, The Bank of Nova Scotia, as senior managing agent, BNP Paribas and Credit Suisse First Boston, as managing agents, and Fleet National Bank, as the issuer of letters of credit (the “FIUI Credit Agreement”).*	10-K	000-23354	05-03-02	4.05

4.08	Amendment No. 1 to the FIL Credit Agreement dated as of March 7, 2003.*	10-K	000-23354	06-06-03	4.08

4.09	Amendment No. 1 to the FIUI Credit Agreement dated as of March 7, 2003.*	10-K	000-23354	06-06-03	4.09

4.10	Indenture dated as of May 8, 2003 between Registrant and J.P. Morgan Trust Company, National Association, as trustee.	10-K	000-23354	06-06-03	4.04

4.11	Indenture dated as of August 5, 2003 between Registrant and J.P. Morgan Trust Company, National Association, as trustee.	10-Q	000-23354	08-11-03	4.01

4.12	Amendment No. 2 to the FIL Credit Agreement dated as of September 2,, 2003.*	10-Q	000-23354	11-10-03	4.01

4.13	Amendment No. 2 to the FIUI Credit Agreement dated as of September 2, 2003.*	10-Q	000-23354	11-10-03	4.02

5.01	Opinion of Allen & Gledhill with respect to the ordinary shares being registered.					X

15.01	Letter in lieu of consent from Deloitte & Touche LLP, dated November 6, 2003, regarding unaudited interim financial information.					X

23.01	Consent of Allen & Gledhill (included in Exhibit 5.01).					X

Incorporated By Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

23.02	Consent of Deloitte & Touche LLP.					X

24.01	Power of Attorney (see page 3).					X

*	Certain schedules have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.